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                                                                 Exhibit 10.3(c)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         Amendment to Employment Agreement (this "Amendment") dated as of January 3, 2001, by and between Cendant Corporation (the "Company") and James E. Buckman (the "Executive").

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of September 12, 1997, as amended, governing the terms of the Executive's employment with the Company (the "Employment Agreement");

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has granted the Executive an option to purchase 1,000,000 shares of common stock of the Company, dated as of the date hereof (the "January 2001 Option"); and

         WHEREAS, the Company and the Executive desire that certain provisions set forth in the Employment Agreement pertaining to the grant of Company options to the Executive shall not apply to the January 2001 Option.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The last sentence of Section VIII.C. of the Employment Agreement is hereby amended and restated to read, in its entirety, as follows:

         "In the event of any such resignation, any unvested stock options (BUT SPECIFICALLY EXCLUDING THE JANUARY 2001 OPTION) held by the Executive that would have vested during the thirty-six (36) months following the date of such resignations shall become fully vested on the date of such resignation and shall remain exercisable for the remainder of their term without regard to such resignation, and any restrictions on any shares of restricted stock held by the Executive that would have lapsed during the thirty-six (36) months following the date of such resignation shall lapse on the date of such resignation, in each case notwithstanding anything to the contrary in any applicable stock option or restricted stock agreements."

2. Except as otherwise provided in this Amendment, the Employment Agreement shall remain in full force and effect.

3. This Amendment has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the laws of such state.
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4.   This Amendment may be executed in counterparts, of each which will be deemed an original, but both of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        CENDANT CORPORATION


                                        By:      ------------------------
                                                 Henry R. Silverman
                                                 Chairman, President and
                                                 Chief Executive Officer


------------------------
James E. Buckman